Exhibit 99.1

NEWS RELEASE

Global Power ♦ 400 E Las Colinas Blvd., Suite 400 ♦ Irving, TX 75039

FOR IMMEDIATE RELEASE

Global Power Announces Plan to Change Name to
Williams Industrial Services Group Inc.

Provides update on restructuring and relocation of corporate headquarters

IRVING, Texas, June 26, 2018 — Global Power Equipment Group Inc. (OTC: GLPW) (“Global Power” or the “Company”)
today announced that to better align the Company’s name with its Williams business (“Williams”), its Board of Directors has authorized the Company to change its name to Williams Industrial Services Group Inc. effective June 29, 2018.

Tracy Pagliara, President and CEO of the Company, noted, “The Williams brand is well established in the industries we serve and represents quality, timeliness and safety with our customers.  The alignment of our corporate name with the Williams business is another important step in the transformation of the Company and sets the stage for a new era that we believe can deliver exciting growth and profitability.”

In addition, the Company expects to have substantially completed the relocation of its corporate functions from Dallas to the Williams headquarters office in Tucker, Georgia by the end of the third quarter.  Mr. Pagliara plans to move to the Tucker office by early September.

Mr. Pagliara concluded, “Since the beginning of the year, we have been taking aggressive actions to reduce costs relating to our Dallas corporate office and have made good progress.  Our plan is to eliminate approximately 80% of the jobs associated with that office by the time we complete the transition of the corporate functions to Tucker, Georgia.  By July 31, 2018, approximately 55% of the jobs are expected to be eliminated, with further reductions planned during the transition process.  In addition, we will be significantly reducing information technology costs as we eliminate systems that supported historic businesses.  We are targeting annualized general and administrative expenses to be at approximately 7% to 8% of revenue by the beginning of 2019.  Also, we continue to evaluate strategic alternatives for Koontz-Wagner, but are disappointed with the slow progress regarding our attempts to complete a sale of that business.”

As part of the name change, the Company will also be assigned a new ticker symbol that will be announced separately once received from FINRA (Financial Industry Regulatory Authority).

About Global Power and Williams Industrial Services Group

Global Power, through its wholly-owned Williams subsidiaries, offers a broad range of general and specialty construction, maintenance and modification, and plant management support services for the nuclear, hydro and fossil power generation industries as well as pulp and paper, refining, petrochemical, government, manufacturing and other industries.

Additional information about Global Power can be found at www.globalpower.com and information regarding Williams can be found on its website: www.wisgrp.com.

Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements or expectations regarding the Company’s ability to achieve growth and profitability, the timing, extent, and impact of planned cost reductions, reorganization and restructuring efforts, expectations regarding future general and administrative expenses, management’s ability to position the Company to fulfill its significant potential for future growth and profitability, the impact of the relocation of the Company’s corporate functions, the Company’s ability to execute upon key initiatives, the timing or outcome of the potential sale of its Koontz Wagner business, if any, and other related matters.  These statements reflect the Company’s current views of future events and financial performance and are subject to risks and

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Global Power Announces Plan to Change Name to Williams Industrial Services Group Inc.

June 26, 2018

uncertainties including its ability to operate effectively and efficiently following the planned cost reductions, reorganization and restructuring efforts, to comply with the terms of its credit facility and enter into new lending facilities and access letters of credit, ability to timely file its periodic reports with the U.S. Securities and Exchange Commission (“the SEC”), to implement strategic initiatives, business plans, and liquidity plans, and to maintain effective internal control over financial reporting and disclosure controls and procedures.

Actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements. Additional risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, decreased demand for the services provided by the Company due to declines in the industries served, reduced demand for, or increased regulation of, nuclear power, loss of any of the Company’s major customers, whether pursuant to the loss of pending or future bids for either new business or an extension of existing business, termination of customer or vendor relationships, cost increases and project cost overruns, unforeseen schedule delays, poor performance by its subcontractors, cancellation of projects, competition, including competitors being awarded business by current customers, damage to the Company’s reputation, warranty or product liability claims, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, loss of customer relationships with critical personnel, volatility of the Company’s stock price, deterioration or uncertainty of credit markets, changes in the economic and social and political conditions in the United States, including the banking environment or monetary policy, and any suspension of the Company’s continued reporting obligations under the Securities Exchange Act of 1934, as amended.

Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the SEC, including the section of the Annual Report on Form 10-K for its 2017 fiscal year titled “Risk Factors.” Any forward-looking statement speaks only as of the date of this press release. Except as may be required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and you are cautioned to not rely upon them unduly.

Investor Relations Contact:

Deborah K. Pawlowski

Kei Advisors LLC

(716) 843-3908

dpawlowski@keiadvisors.com

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